BYLAWS

HEDGE FUND GUIDED PORTFOLIO SOLUTION

TABLE OF CONTENTS

SECTION 1 - DECLARATION OF TRUST AND PRINCIPAL OFFICE		1
1.1	Declaration of Trust	1
1.2	Principal Office of the Fund	1
SECTION 2 - INVESTORS		1
2.1	Investor Meetings	1
2.2	Place of Meetings	1
2.3	Notice of Meetings	2
2.4	Ballots	2
2.5	Proxies	2
SECTION 3 - BOARD OF TRUSTEES		2
3.1	Committees	2
3.2	Regular Meetings	3
3.3	Special Meetings	3
3.4	Notice	3
3.5	Quorum	3
SECTION 4 - OFFICERS AND AGENTS		3
4.1	Enumeration; Qualification	3
4.2	Powers	4
4.3	Election	4
4.4	Tenure	4
4.5	President and Vice Presidents	4
4.6	Treasurer, Controller and Chief Accounting Officer	4
4.7	Secretary and Assistant Secretaries	5
SECTION 5 - RESIGNATIONS AND REMOVALS		5
SECTION 6 - VACANCIES		5
SECTION 7 - CERTIFICATES REPRESENTING SHARES		5

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HEDGE FUND GUIDED PORTFOLIO SOLUTION

BYLAWS
SECTION 1 - DECLARATION OF TRUST AND PRINCIPAL OFFICE

1.1   Declaration of Trust

These Bylaws shall be subject to the Declaration of Trust, as may be amended from time to time (the “Declaration of Trust”), of Hedge Fund Guided Portfolio Solution, a Delaware statutory trust (the “Fund”). Capitalized terms not otherwise defined herein will have the meanings set forth in the Declaration of Trust.

1.2   Principal Office of the Fund

The principal office of the Fund shall be 900 North Michigan Avenue, Suite  1100, Chicago, Illinois 60611 or such other place as the Board of Trustees of the Fund (the “Board”) may designate from time to time.
SECTION 2 - INVESTORS

2.1   Investor Meetings

A meeting of the Investors of the Fund may be called by the Board or by the president at the times and in the manner prescribed in the Declaration of Trust.

2.2   Place of Meetings

All meetings of the Investors shall be held at the principal office of the Fund or at such other place within the United States as shall be designated by the Board or the president of the Fund.

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2.3   Notice of Meetings

A written notice of each meeting of Investors shall be given in accordance with the terms of the Declaration of Trust. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the Board. As provided in the Declaration of Trust, no notice of any meeting of Investors need be given to an Investor if a written waiver of notice, executed before or after the meeting by such Investor or his or her attorney thereunto duly authorized, is filed with the records of the meeting.

2.4   Ballots

No ballot shall be required for any election unless requested by an Investor present or represented at the meeting and entitled to vote in the election.

2.5   Proxies

Investors entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the secretary, the transfer agent to the Fund (or similar service provider) or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. The placing of an Investor’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verity that such instructions have been authorized by such Investor shall constitute execution of such proxy by or on behalf of such Investor.
SECTION 3 - BOARD OF TRUSTEES

3.1   Committees

The Board may from time to time appoint from their number one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Board to the extent that the Trustees determine. A meeting of a Committee may be held at any time or place, and may be conducted in person or by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other at the same time.

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3.2   Regular Meetings

Regular meetings of the Board may be held without call or notice at such places and at such times as the Board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

3.3   Special Meetings

Special meetings of the Board may be held at any time and at any place designated in the call of the meeting, when called by the president or the treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant secretary or by the officer or one of the Trustees calling the meeting.

3.4   Notice

It shall be sufficient notice to a Trustee to send notice by mail at least forty-eight hours before the meeting addressed to the Trustee at  his or her usual or last known business or residence address or to give notice to him or her in person or by telephone, facsimile or other electronic means at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting,  is  filed with  the records of the meeting, or to any Trustee who  attends  the  meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.5   Quorum

At any meeting of the Board one-third of the Trustees then in office shall constitute a quorum; provided, however, a quorum shall not be less than two. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.
SECTION 4 - OFFICERS AND AGENTS

4.1   Enumeration; Qualification

The officers of the Fund shall be a president, a treasurer, a secretary and such other officers, if any, as the Board from time to time may in their discretion elect or appoint. The Fund may also have such agents, if any, as the Board from time to time may in their discretion appoint. Any officer

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may be but none need be a Trustee or Investor. Any two or more offices may be held by the same person.

4.2   Powers

Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Fund were organized as a Delaware business corporation and such other duties and powers as the Board may from time to time designate, including without limitation the power to make purchases and sales of portfolio securities of the Fund or otherwise to invest assets of the Fund pursuant to recommendations of the Fund's investment adviser or subadviser in accordance with the policies and objectives of the Fund set forth in the Prospectus of the Fund, as they may be amended from time to time, and with such general or specific instructions as the Board may from time to time have issued.

4.3   Election
The president, the treasurer and the secretary shall be elected annually by the Board. The Board may, in its sole discretion, elect other officers as the Board deems appropriate.

4.4   Tenure
The president, the treasurer and the secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.  Each other officer shall hold office at the pleasure of the Board.  Each agent shall retain his or her authority at the pleasure of the Board.

4.5   President and Vice Presidents
The president shall be the chief executive officer of the Fund. The president shall preside at all meetings of the Investors and of the Board at which he or she is present, except as otherwise voted by the Board. Any vice president shall have such duties and powers as shall be designated from time to time by the Board or by the president.

4.6   Treasurer, Controller and Chief Accounting Officer
The treasurer shall be the chief financial officer of the Fund and subject to any arrangement made by the Board with a bank or trust company or other organization as custodian or transfer or investor services agent, shall be in charge of its valuable papers and shall have such other duties and powers as may be designated from time to time by the Board or by the president. Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Board or by the president.  The treasurer may also perform the duties of the controller.  The treasurer shall be the chief accounting officer of the Fund.

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The controller shall be the officer of the Fund primarily responsible for ensuring all expenditures of the Fund are reasonable and appropriate. The controller shall be responsible for oversight and maintenance of liquidity and leverage facilities available to the Fund and shall have such other duties and powers as  may be designated from time to time by the Board or the president.
The chief accounting officer of the Fund shall be in charge of its books and accounting records. The chief accounting officer shall be responsible for preparation of financial statements of the Fund and shall have such other duties and powers as may be designated from time to time by the Board or the president.

4.7   Secretary and Assistant Secretaries
The secretary shall record all proceedings of the Investors and the Board in books to be kept therefor, which books shall be kept at the principal office of the Fund. In the absence of the secretary from any meeting of Investors or Board, an assistant secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting shall record the proceedings thereof in the aforesaid books.
SECTION 5 - RESIGNATIONS AND REMOVALS
Any Trustee may resign from the Board and the Board may remove any Trustee in accordance with the procedures set forth in the Declaration of Trust.   Any officer may resign at any time by delivering his or her resignation in writing to the president, the treasurer or the secretary or to a meeting of the Board. The Board may remove any officer elected by them with or without cause by the vote of a majority of the Board then in office. Except to the extent expressly provided in a written agreement with the Fund, no Trustee or officer resigning, and no Trustee or officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.
SECTION 6 - VACANCIES
A vacancy in any office may be filled at any time.   Each successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.
SECTION 7 - CERTIFICATES REPRESENTING SHARES
7.1   Certificates

No certificates certifying the ownership of Shares shall be issued except as the Board may otherwise authorize. In the event the Board authorizes the issuance of certificates representing Shares, the Board shall prescribe the form and manner of issuance of such certificates.

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In lieu of issuing certificates representing Shares, the Board or its agent may either issue receipts therefor or keep accounts upon the books of the Fund for the record holders of such Shares.
7.2   Loss of Certificates
In the case of the alleged loss or destruction or the mutilation of a certificate representing Shares, a duplicate certificate may be issued in place thereof, upon such terms as the Board may prescribe.

7.3   Discontinuance of Issuance of Certificates
The Board may at any time discontinue the issuance of certificates representing Shares and may, by written notice to each Investor, require the surrender of Share certificates to the Fund for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Fund.
SECTION 8 - RECORD DATE AND RESTRICTION ON TRANSFER OR REPURCHASE
OF SHARES
The Board may fix in advance a time, which shall not be more than 90 days before the date of any meeting of Investors or the date for the payment of any dividend or making of any other distribution to Investors, as the record date for determining the Investors having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Investors of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Fund after the record date; or without fixing such record date the Board may for any of such purposes may restrict the transfer or repurchase of Shares for all or any part of such period.
SECTION 9 - SEAL
The Board may authorize the creation of a seal of the Fund. Unless otherwise required by the Board, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Fund.
SECTION 10 - EXECUTION OF PAPERS
Except as the Board may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Fund shall be signed, and all transfers of securities standing in the name of the Fund shall be executed, by the president or by one of the vice presidents

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or by the treasurer or by whomsoever else shall be designated for that purpose by the vote of the Board and need not bear the seal of the Fund.

SECTION 11 - AMENDMENTS
These Bylaws may be amended  or repealed, in  whole or in part, by  a majority of the Trustees then in office at any meeting of the Board, or by one or more writings signed by such a majority.
SECTION 12 - SEVERABILITY
The provisions of these Bylaws are severable.  If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with applicable provisions of the Investment Company Act of 1940, as amended or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination.   If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

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